AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT

 AMONG

PNG Ventures, Inc.

 AND

 Cem Hacioglu

This AMENDMENT NO. 1 dated February 16, 2010 (this “Amendment”), amends the Employment Agreement dated February 1, 2009 (the “Agreement”) by and among PNG Ventures, Inc., having an address at 5310 Harvest Hill Road, Suite 229, Dallas, TX 75230 (the "Company"), and Cem Hacioglu, presently residing at 5325 Blake Dr., Plano, TX 75093 (the "Executive").

Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings provided them in the Agreement. Except as otherwise specifically addressed by this Amendment, the Agreement shall remain in full force and effect. This Amendment is a part of the Agreement and the terms and conditions of the Agreement govern this Amendment.

WHEREAS, the Company intends to shortly confirm a Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the "Plan").

WHEREAS, the Company continues to desire to employ the Executive after the final effectiveness of the Plan and the Executive desires to be employed by the Company after the final effectiveness of the Plan, on the terms set forth herein

NOW, THEREFORE, in consideration of the foregoing and the respective agreements of the parties contained herein, the parties hereby agree as follows:

1.           Section 3(b) of the Agreement is hereby amended, superseded and replaced in its entirety as set forth immediately below:

(b).           The executive shall receive an annual performance-based bonus.  EBITDA targets for 2010 and 2011 will be set by the Company's Board in the annual budget meetings. The Board will discuss the 2010 budget numbers with the management in the first Board meeting following the effectiveness of the Plan and agree on an EBITDA number that will trigger an award for a lump sum cash bonus and an "equity" bonus in the form of options to purchase the Company's stock ("Bonus Stock Options").

For the year 2010, the percentages for the cash bonus and Bonus Stock Options shall be 10% and 14%, respectively. The Board shall meet and agree on the 2010 EBITDA targets within 30 days after Plan effectiveness.

For the year 2011, the percentages for the cash bonus and Bonus Stock Options shall be 5% and 7%, respectively. The

Board shall meet and agree on the 2011 EBITDA targets on or before December 31, 2010.

For the completed year 2009, the Executive shall receive  Bonus Stock Options equal to twice the amount awarded to the Directors of the Company (individually, and not in the aggregate) for service during 2009, under the same terms as their award.

2.           Section 3(e) of the Agreement is hereby amended and the additional language in its entirety is set forth immediately below:

The Company confirms that upon Plan effectiveness, the conditions as set forth under Section 3(e) shall have been deemed satisfied as a consequence of the Plan. Accordingly, the Executive's Employment Options awarded pursuant to Section 3(d) shall be increased such that the total number of Employment Options issued to the Executive will represent the same percentage it represented on the Agreement date. Notwithstanding Section (3)(e) of the Agreement, the exercise price for Bonus Stock Options and Employment Options will be equal to 120% of the common stock per share value implied in the Plan.

3.           A Section 3(g) of the Agreement is hereby added and the additional language in its entirety as set forth immediately below:

(3)(g) The Board may, in its discretion, grant an annual Additional Discretionary Cash Bonus Award to the Executive above and beyond any other bonus awards as set forth herein above.

4.           The Company shall reimburse Executive or pay directly the Executive's reasonable attorney's fees in connection with this Amendment up to a maximum of $5,000.

5.           This Amendment has been adopted by the Company on the date hereof, and shall become effective as of the Effective Date of the Plan.

 [Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

PNG VENTURES, INC.
By: /s/ W. Philip Marcum
Name: W. Philip Marcum
Title: Chairman of the Board of Directors

/s/ Cem Hacioglu
Cem Hacioglu